                                                                    Exhibit 99.1

For release: July 9, 2003, 6:00 am EDT                  Contact: Mark Rittenbaum

GREENBRIER RETURNS TO PROFITABILITY, ACHIEVES RECORD BACKLOG
      LAKE OSWEGO, OREGON, JULY 9, 2003 -

      Highlights

      - Strong performance in both North America and Europe returned Greenbrier to profitability. Earnings from continuing operations of $2.7 million, or $.19 per share, were realized for the third quarter of fiscal 2003. This compares to a loss from continuing operations of $2.1 million, or $.15 per share, in the third quarter of fiscal 2002. Earnings from discontinued European operations were $.4 million, or $.02 per share, for the third quarter of 2003, compared to earnings of $.1 million, or $.01 per share, in the third quarter of 2002.

      - Net earnings for the quarter were $3.0 million, or $.21 per share, compared to a net loss of $2.0 million, or $.14 per share, in the third quarter of fiscal 2002.

      - Revenues grew by nearly 75% to $125 million, as compared to the third quarter of 2002, driven by a tripling of new railcar deliveries to 1,500 units, compared to 500 units in the prior comparable period.

      - New orders for 8,000 freight cars, with a value of $390 million, were received during the third quarter.

      - New railcar manufacturing backlog in North America and Europe rose to a record 12,100 units valued at $630 million at May 31, 2003, compared to 5,800 units valued at $330 million at February 28, 2003, and 2,500 units valued at $130 million at May 31, 2002.

     - Critical supply issues were addressed through the operation of a rail castings foundry in Cicero, Illinois, via a joint venture with ACF Industries.

     - The Company continues to maintain strong liquidity. After debt paydowns of $25 million in the first nine months of the year, May 31, 2003 cash balances have grown to $73 million, up from $59 million at August 31, 2002; unused lines of credit remained at $110 million in North America.

      The Greenbrier Companies [NYSE:GBX] today reported profitable results for its third fiscal quarter ended May 31, 2003. Higher production rates, improved margins, strong manufacturing backlog and operating efficiencies mark a strong recovery by the Company from the industry downturn, which began in 2001. Both North American and discontinued European operations reported profits, with strong financial improvement against the prior year's third fiscal quarter. New railcar backlog and production rates have more than tripled from this time last year.

      Earnings for continuing operations in North America were $2.7 million for the third quarter of fiscal year 2003, compared to a loss of $2.1 million in the third quarter of 2002 and a loss of $.8 million for the second quarter of 2003. Earnings from discontinued European operations were $.4 million for the quarter, compared to earnings of $.1 million in the third quarter of 2002 and a loss of $.5 million in the second quarter of 2003.

      Net earnings for the quarter were $3.0 million, or $.21 per share, compared to a net loss of $2.0 million, or $.14 per share, in the third quarter of fiscal 2002.

      Backlog grew dramatically during the quarter to record levels in both North America and Europe. The May 31, 2003 backlog includes 10,600 units valued at $500 million from North American operations and 1,500 units valued at $130 million from European operations. The February 28, 2003 backlog included 4,500 units valued at $230 million in North America and 1,300 units valued at $100 million in Europe.

      During the quarter, the Company received orders for 8,000 new railcars valued at $390 million.

      William A. Furman, president and chief executive officer, said, "Greenbrier's business outlook in new freight cars stretches through most of calendar 2004. Orders for over 11,200 railcars have been received during the first nine months of the fiscal year, pushing new railcar production and related financial visibility through most of our next fiscal year. The available supply of rail castings to meet scheduled production continues to be a critical item. We have protected our own interests and have helped provide a solution for the industry's difficulties, through a joint venture with ACF Industries to operate the former Meridian Rail Products' railcar castings foundry in Cicero, Illinois."

      Furman added, "We continue to make progress in our European operations. Management has met its target of returning to profitability in Europe as the result of aggressive cost reduction measures taken in 2002, improved operating efficiencies and a recovery in the market. Greenbrier Europe's backlog of 1,500 units with forecasted positive margins stretches into fiscal 2005. Greenbrier remains committed to its plan to recapitalize its discontinued European operations by the end of fiscal 2003."

      Mark Rittenbaum, senior vice president and treasurer, noted, "During the third fiscal quarter of 2003, the Company delivered 1,500 new railcars in North America, compared to only 500 railcars in the third quarter of 2002. Deliveries for the entire fiscal 2003 are anticipated to approach 5,700 units, compared to 3,400 units in fiscal 2002, as we continue to operate at higher production levels."

      Rittenbaum added, "Greenbrier continues to maintain strong liquidity, with cash balances growing to $73 million and unused lines of credit of nearly $110 million. EBITDA from continuing operations was $26.2 million for the first nine months of fiscal 2003, compared to $16.5 million for the first nine months of fiscal 2002. During fiscal 2002, the Company paid down $47 million of debt. For the nine months ending May 31, 2003 it has paid down an additional $25 million of debt."

      The Greenbrier Companies, headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry in North America. Greenbrier builds new railroad freight cars in the U.S., Canada and Mexico, and repairs and refurbishes freight cars and wheels at thirteen locations across North America. The Company also builds new railroad freight cars and refurbishes freight cars for the European market through its manufacturing operations in Poland and various sub-contractor facilities throughout Europe. At Greenbrier's Portland, Oregon manufacturing facility, it builds ocean-going barges for the maritime industry. Greenbrier owns or manages a fleet of approximately 49,000 railcars.

      Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements as to expectations, beliefs, and future financial performance. These forward-looking statements are dependent on a number of factors, business risks and issues, a change in which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors, risks and issues are set forth from time to time under "Forward-Looking Statements," in Management's Discussion and Analysis of Financial Condition and Results of Operations in Greenbrier's SEC filings and reports. Any forward-looking statement speaks only as of the date on which such statement is made. Greenbrier undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

      The Greenbrier Companies will host a teleconference to discuss third quarter results. Teleconference details are as follows:

        Wednesday, July 9, 2003
        8:00 am Pacific Daylight Time
        Real-time Audio Access:  ("Newsroom" at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a replay will be available on the same site.

THE GREENBRIER COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

                                                           May 31,      August 31,
                                                            2003          2002
                                                            ----          ----
ASSETS
   Cash and cash equivalents .......................      $ 73,100      $ 58,777
   Accounts and notes receivable ...................        51,608        45,135
   Inventories .....................................        76,422        56,868
   Investment in direct finance leases .............        46,585        69,536
   Equipment on operating leases ...................       140,910       151,580
   Property, plant and equipment ...................        56,953        58,292
   Other ...........................................        24,874        21,507
   Discontinued operations .........................        55,228        65,751
                                                          --------      --------
                                                          $525,680      $527,446
                                                          ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Revolving notes .................................      $  5,971      $  3,571
   Accounts payable and accrued liabilities ........       110,327        96,237
   Participation ...................................        55,373        60,995
   Deferred revenue ................................        23,568         3,949
   Deferred income taxes ...........................        14,911        13,823
   Notes payable ...................................       118,116       136,577
   Discontinued operations .........................        67,330        77,188

   Subordinated debt ...............................        21,532        27,069

   Minority interest ...............................         4,898         4,898

   Stockholders' equity ............................       103,654       103,139
                                                          --------      --------
                                                          $525,680      $527,446
                                                          ========      ========

                         THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

                                              Three Months Ended               Nine Months Ended
                                                     May 31,                        May 31,
                                             ---------------------           ---------------------
                                              2003            2002            2003            2002
                                           ---------       ---------       ---------       ---------
REVENUE
   Manufacturing ....................      $ 108,099       $  54,175       $ 273,848       $ 160,944
   Leasing & services ...............         16,853          18,048          52,722          54,557
                                           ---------       ---------       ---------       ---------
                                             124,952          72,223         326,570         215,501

COST OF REVENUE
   Manufacturing ....................         98,494          51,619         256,003         154,210
   Leasing & services ...............         10,265          12,142          32,791          33,005
                                           ---------       ---------       ---------       ---------
                                             108,759          63,761         288,794         187,215

MARGIN ..............................         16,193           8,462          37,776          28,286

OTHER COSTS
   Selling and administrative
   expense ..........................          8,317           7,247          23,549          21,871
   Interest expense .................          2,340           3,667           8,613          11,830
   Special charges ..................             --              --              --           2,083
                                           ---------       ---------       ---------       ---------
                                              10,657          10,914          32,162          35,784
Earnings (loss) before income
  taxes and equity in unconsolidated
  subsidiary ........................          5,536          (2,452)          5,614          (7,498)

Income tax benefit (expense) ........         (2,423)            669          (2,439)          2,665
                                           ---------       ---------       ---------       ---------
Earnings (loss) before equity in
   unconsolidated subsidiary ........          3,113          (1,783)          3,175          (4,833)

Equity in unconsolidated subsidiary .           (461)           (327)         (1,416)         (1,251)
                                           ---------       ---------       ---------       ---------
EARNINGS (LOSS) FROM CONTINUING
OPERATIONS ..........................          2,652          (2,110)          1,759          (6,084)

Earnings (loss) from
discontinued operations (net of tax)             354             139            (734)        (17,756)
                                           ---------       ---------       ---------       ---------
NET EARNINGS (LOSS) .................      $   3,006       $  (1,971)      $   1,025       $ (23,840)
                                           =========       =========       =========       =========
Basic earning (loss) per common share
   Continuing operations ............      $    0.19       $   (0.15)      $    0.12       $   (0.43)
   Discontinued operations ..........           0.02            0.01           (0.05)          (1.26)
                                           ---------       ---------       ---------       ---------
   Net earnings (loss) ..............      $    0.21       $   (0.14)      $    0.07       $   (1.69)
                                           =========       =========       =========       =========
Diluted earnings (loss) per common
  share
   Continuing operations ............      $    0.19       $   (0.15)      $    0.12       $   (0.43)
   Discontinued operations ..........           0.02            0.01           (0.05)          (1.26)
                                           ---------       ---------       ---------       ---------
   Net earnings (loss) ..............      $    0.21       $   (0.14)      $    0.07       $   (1.69)
                                           =========       =========       =========       =========
Weighted average common shares:
   Basic ............................         14,121          14,121          14,121          14,121
   Diluted ..........................         14,332          14,121          14,261          14,121

                         THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

                                                           Nine Months Ended
                                                                May 31,
                                                        -----------------------
                                                          2003           2002
                                                        --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net earnings (loss) ...........................      $  1,025       $(23,840)
   Adjustments to reconcile net earnings (loss) to
     net cash provided by operating activities:
      Loss from discontinued operations ..........           734         17,756
      Other changes in discontinued operations ...           (69)        10,192
      Deferred income taxes ......................         1,088         (9,614)
      Depreciation and amortization ..............        13,405         13,416
      Gain on sales of equipment .................          (336)          (813)
      Other ......................................        (1,138)            67
      Decrease (increase) in assets:
        Accounts and notes receivable ............        (6,473)         7,650
        Inventories ..............................       (22,532)           704
        Other ....................................        (3,566)         1,324
      Increase (decrease) in liabilities:
        Accounts payable and accrued liabilities .        13,992            629
        Participation ............................        (5,622)        (1,289)
        Deferred revenue .........................        20,191         (1,094)
                                                        --------       --------
   Net cash provided by operating activities .....        10,699         15,088
                                                        --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES
   Principal payments received under
   direct finance leases .........................        11,290         14,608
   Proceeds from sales of equipment ..............        22,093         20,461
   Purchase of property and equipment ............        (7,388)       (12,799)
   Investment in discontinued operations .........            --         (8,958)
                                                        --------       --------
   Net cash provided by investing activities .....        25,995         13,312
                                                        --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Changes in revolving notes ....................         2,400         (7,856)
   Proceeds from notes payable ...................            --          4,250
   Repayments of notes payable ...................       (19,234)       (28,029)
   Repayment of subordinated debt ................        (5,537)        (9,704)
   Dividends .....................................            --           (847)
                                                        --------       --------
   Net cash used in financing activities .........       (22,371)       (42,186)
                                                        --------       --------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS ......................................        14,323        (13,786)

CASH AND CASH EQUIVALENTS
   Beginning of period ...........................        58,777         74,547
                                                        --------       --------
   End of period .................................      $ 73,100       $ 60,761
                                                        ========       ========

                         THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL DISCLOSURE

Reconciliation of Net Cash Provided by Operating Activities to EBITDA(1) (In thousands, unaudited)

                                                               Three Months Ending May 31,        Nine Months Ending May 31,
                                                               ---------------------------        --------------------------
                                                                 2003               2002            2003              2002
                                                               --------           --------        --------          --------
Net cash provided by operating activities.............         $ 13,795           $ 20,149        $ 10,699          $ 15,088
Changes in working capital............................           (5,686)           (12,319)          4,010            (7,924)
Changes in discontinued operations....................           (1,200)           (10,351)             69           (10,192)
Deferred income taxes.................................              (52)             4,563          (1,088)            9,614
Gain on sale of equipment.............................                3                306             336               813
Other.................................................              302                (86)          1,138               (67)
Income tax expense (benefit)..........................            2,423               (669)          2,439            (2,665)
Interest expense......................................            2,340              3,667           8,613            11,830
                                                               --------           --------        --------          --------
EBITDA from continuing operations.....................         $ 11,925           $  5,260        $ 26,216          $ 16,497
                                                               ========           ========        ========          ========

(1) "EBITDA" (earnings from continuing operations before interest, taxes, depreciation and amortization) is a useful liquidity measurement tool commonly used by rail supply companies and Greenbrier. It should not be considered in isolation or as a substitute for cash flows from operating activities or cash flow statement data prepared in accordance with generally accepted accounting principles.

                         THE GREENBRIER COMPANIES, INC.

Summarized results of operations of the discontinued operations are:

(In thousands, unaudited)            Three Months Ended            Nine Months Ended
                                           May 31,                      May 31,
                                     ------------------            -----------------
                                     2003          2002           2003           2002
                                   --------      --------       --------       --------
Revenue (1) .................      $ 13,160      $ 18,425       $ 68,911       $ 54,098
Cost of revenue (1) .........        10,753        17,572         62,515         53,144
                                   --------      --------       --------       --------
Margin ......................         2,407           853          6,396            954

Selling and administrative
expense .....................         1,785         1,610          5,561          6,678
Interest expense ............           367           754          1,786          2,761
Special charges (2) .........            --            --             --         17,129
                                   --------      --------       --------       --------
Earnings (loss) before income
taxes and minority interest .           255        (1,511)          (951)       (25,614)

Income tax benefit ..........            99         1,615            217          7,726
Minority interest ...........            --            35             --            132
                                   --------      --------       --------       --------
Earnings (loss) from
discontinued operations .....      $    354      $    139       $   (734)      $(17,756)
                                   ========      ========       ========       ========

The following assets and liabilities of the European operations are classified as discontinued operations:

(In thousands, unaudited)                               May 31,     August 31,
                                                         2003         2002
                                                        -------      -------
Cash and cash equivalents ........................      $ 1,846      $ 8,069
Restricted cash ..................................        4,506          884
Accounts receivable ..............................       18,633        9,645
Inventories (1) ..................................       20,202       39,304
Designs and patents ..............................        7,127        5,995
Property, plant and equipment and other ..........        2,914        1,854
                                                        -------      -------
    Total assets - discontinued operations .......      $55,228      $65,751
                                                        =======      =======

Revolving notes ..................................      $18,988      $22,249
Accounts payable and accrued liabilities (1) .....       40,348       47,385
Notes payable ....................................        7,994        7,554
                                                        -------      -------
    Total liabilities - discontinued operations ..      $67,330      $77,188
                                                        =======      =======

Discontinued operations - liabilities ............      $58,130      $67,988
Estimated liabilities associated with discontinued
operations (3) ...................................        9,200        9,200
                                                        -------      -------
    Total ........................................      $67,330      $77,188
                                                        =======      =======

(1) August 31, 2002 balances include $26.9 million of inventory and associated deferred revenue for railcars delivered to a customer for which cash was received but revenue recognition delayed pending certification of the railcars. Certification was obtained during the first quarter of 2003 and remaining railcars were delivered allowing recognition of revenue of $27.7 million and the associated cost of revenue.

(2) Special charges relate to $14.8 million of asset impairment write-downs and $2.3 million in costs associated with a restructuring plan to reduce the scale of European operations.

(3) Estimated liabilities associated with discontinued operations represent certain obligations of the European operations. The settlement and determination of the final amounts of these obligations will depend in part upon the results of negotiations.